Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact                                 For release: IMMEDIATELY

Thomas Golembeski (media) 215-977-6298

Tom Harr (investors) 215-977-6764

No. 6-09

SUNOCO REPORTS FOURTH QUARTER 2008 RESULTS

PHILADELPHIA, February 4, 2009 — Sunoco, Inc. (NYSE: SUN) today reported net income of $204 million ($1.74 per share diluted) for the fourth quarter of 2008 versus a net loss of $9 million ($(.08) per share diluted) for the fourth quarter of 2007. Excluding special items, Sunoco had income of $313 million ($2.68 per share diluted) for the 2008 fourth quarter versus $23 million ($0.20 per share diluted) for the 2007 fourth quarter.

For the full-year 2008, Sunoco reported net income of $776 million ($6.63 per share diluted) versus $891 million ($7.43 per share diluted) for the full-year 2007. Excluding special items, income for 2008 was $874 million ($7.46 per share diluted) versus $833 million ($6.94 per share diluted) for the full-year 2007.

“Despite periods of very challenging market conditions and significant volatility in commodity prices, 2008 highlighted the strength of our diversified business portfolio,” said Lynn Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “While the slowing U.S. economy and declining gasoline demand led to lower refining margins during 2008, a record contribution from our non-refining businesses resulted in year-over-year operating earnings growth for Sunoco. In addition, despite the sharp decline in crude oil prices in the second half of the year that resulted in a significant increase in working capital requirements, Sunoco’s financial position remains strong. We ended 2008 with $240 million of cash, approximately $1.4 billion of available committed borrowing capacity and a 37 percent net-debt-to-capital ratio as defined in the covenant of our revolving credit agreement.

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SUNOCO 4Q08 EARNINGS, PAGE 2

“As we enter 2009,” Elsenhans continued, “we expect a challenging market for petroleum and chemical products that reflects continued economic weakness and additional global supply. However, our non-refining businesses should continue to provide a solid base of earnings and operating cash flow. In addition, we will be focused on maintaining our financial flexibility through the disciplined execution of our capital program, improvement in our cost structure and the active pursuit of opportunities to create value within our portfolio of assets.”

DETAILS OF FOURTH QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $182 million in the fourth quarter of 2008 versus $43 million in the fourth quarter of 2007. The increase in earnings came as reduced industry production related to hurricane activity and falling crude oil prices led to higher realized margins early in the quarter. Margin realization also benefited from continued efforts to optimize the economics of crude oil purchases by limiting purchases of higher-premium Nigeria-sourced crude oil grades. Partially offsetting these factors were a decline in production volumes from the fourth quarter of 2007 and a $28 million after-tax loss due to a reduction in inventories which were valued at higher costs from prior years under LIFO.

We expect that demand for refined products will continue to be impacted during 2009 by weakness in the economy and we plan to operate our refining system to meet market requirements. In January, overall crude utilization was approximately 76 percent versus 86 percent in the fourth quarter of 2008.

RETAIL MARKETING

Retail Marketing earned a record $103 million in the fourth quarter of 2008 versus $1 million in the fourth quarter of 2007. The increase in earnings was primarily due to significantly higher average retail gasoline and distillate margins that resulted from the steep decline in wholesale gasoline prices during the quarter. Partially offsetting the margin improvement was a decline in sales volumes due primarily to lower consumer demand.

Continuing its ongoing strategy to high-grade the allocation of invested capital throughout the retail network, Sunoco recently added approximately 150 Company-owned or leased sites to its Retail Portfolio Management program. Over the next two years, Sunoco expects to generate an estimated $180 million of proceeds from the divestment of these and other sites remaining in this program. From 2006 to 2008, the Company generated $133 million of divestment proceeds and $34 million of after-tax gains related to the sale of 181 sites.

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CHEMICALS

The Chemicals segment had a loss of $4 million in the fourth quarter of 2008 versus a loss of $2 million in the prior-year period. The lower results were attributable to a $12 million after-tax provision to write down Chemicals’ polymers inventory to market value. Excluding this item, income increased $10 million from last year’s fourth quarter due to higher margins, primarily for phenol, partially offset by lower sales volumes. However, despite large declines in feedstock costs in the fourth quarter, chemicals margins exited 2008 under considerable pressure due to weak industry demand. This weakness is expected to continue into the first quarter. Sunoco recently announced its intention to permanently close its 400 million pounds-per-year polypropylene manufacturing facility located in Bayport, TX no later than April 30, 2009.

LOGISTICS

Earnings for the Logistics segment were $29 million in the fourth quarter of 2008 versus $12 million in the fourth quarter of 2007. The increase in earnings was due to record results from Sunoco Logistics Partners L.P. (NYSE: SXL) which benefitted from higher lease acquisition income, increased pipeline fees across their system and higher crude pipeline volumes.

COKE

The Coke business earned $28 million in the fourth quarter of 2008 versus a loss of $2 million in the fourth quarter of 2007. The increase in earnings was due primarily to increased price realizations from coal and coke production at the Jewell facility. Results were limited later in the quarter by declining coal prices and lower third-party coal sales at Jewell, factors which are expected to continue into early 2009.

CORPORATE AND OTHER

Corporate administrative expenses were $20 million after tax in the current quarter versus $23 million after tax in the fourth quarter of 2007.

Net financing expenses were $5 million after tax in the fourth quarter of 2008 versus $6 million after tax in the fourth quarter of 2007.

SPECIAL ITEMS

During the fourth quarter of 2008, Sunoco recorded an $85 million after-tax provision to write down to estimated fair value its Tulsa, OK refinery, which it intends to sell or convert to a terminal by the end of 2009; recorded a $35 million after-tax provision to write down to estimated fair value its Bayport, TX polypropylene plant; and recorded a $19 million after-tax provision to write off goodwill pertaining to its polypropylene business. During the fourth quarter of 2008, Sunoco also recorded a $16 million after-tax gain related to certain income tax matters and a $14 million after-tax gain resulting from the correction of an error in the computation of a gain recorded in 2007 related to the prior issuance of SXL limited partnership units to the public.

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During the fourth quarter of 2007, Sunoco recorded an $8 million after-tax provision to write off a previously idled phenol line at Chemicals’ Haverhill, OH plant which will not be re-started; recorded a $7 million after-tax loss related to the sale of Chemicals’ Neville Island, PA terminal facility, which included an accrual for enhanced pension benefits associated with employee terminations and for other required exit costs; and recorded a $17 million after-tax accrual related to the settlement of certain MTBE litigation.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 6,000 miles of crude oil and refined product owned and operated pipelines and 43 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the fourth quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on February 5, 2009. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; changes in coal and coke prices; variation in crude oil and petroleum-based commodity prices and availability of crude

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oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to effect divestitures under favorable terms; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in credit terms required by suppliers; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; changes in the availability and cost of equity and debt financing, including amounts under the Company’s revolving credit facilities; performance of financial institutions impacting the Company’s liquidity, including those supporting the Company’s revolving credit and accounts receivable securitization facilities; changes in the credit ratings assigned to the Company’s debt securities or credit facilities; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of the Company’s insurers to meet their obligations; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Third Quarter 2008 Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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Sunoco, Inc.

2008 Fourth Quarter and Twelve-Month Financial Summary

(Unaudited)

Fourth Quarter	2008	2007
Revenues	$9,140,000,000	$13,162,000,000
Net Income (Loss)	$204,000,000	$(9,000,000)
Earnings (Loss) Per Share of Common Stock:
Basic	$1.75	$(.08)
Diluted	$1.74	$(.08)
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	117.6
Diluted	117.0	117.6

Twelve Months
Revenues	$54,146,000,000	$44,728,000,000
Net Income	$776,000,000	$891,000,000
Earnings Per Share of Common Stock:
Basic	$6.63	$7.44
Diluted	$6.63	$7.43
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	117.0	119.7
Diluted	117.1	120.0

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended December 31
	2008	2007	Variance
Refining and Supply	$182	$43	$139
Retail Marketing	103	1	102
Chemicals	(4)	(2)	(2)
Logistics	29	12	17
Coke	28	(2)	30
Corporate and Other:
Corporate expenses	(20)	(23)	3
Net financing expenses and other	(5)	(6)	1

	313	23	290
Special items	(109)	(32)	(77)

Consolidated net income (loss)	$204	$(9)	$213

Earnings per share of common stock (diluted):
Income before special items	$2.68	$.20	$2.48
Special items	(.94)	(.28)	(.66)

Net income (loss)	$1.74	$(.08)	$1.82

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Twelve Months Ended December 31
	2008	2007	Variance
Refining and Supply	$515	$772	$(257)
Retail Marketing	201	69	132
Chemicals	36	26	10
Logistics	85	45	40
Coke	105	29	76
Corporate and Other:
Corporate expenses	(46)	(67)	21
Net financing expenses and other	(22)	(41)	19

	874	833	41
Special items	(98)	58	(156)

Consolidated net income	$776	$891	$(115)

Earnings per share of common stock (diluted):
Income before special items	$7.46	$6.94	$.52
Special items	(.83)	.49	(1.32)

Net income	$6.63	$7.43	$(.80)

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SUNOCO 4Q08 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2008	2007	2008	2007
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$182	$43	$515	$772
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$9.52	$5.95	$8.77	$8.87
Crude Inputs as Percent of Crude Unit Rated Capacity**	86	97	86	92
Throughputs (Thousand Barrels Daily):
Crude Oil	785.7	883.2	783.3	834.7
Other Feedstocks	89.3	83.0	84.8	80.0

Total Throughputs	875.0	966.2	868.1	914.7

Products Manufactured (Thousand Barrels Daily):
Gasoline	407.5	459.6	399.9	439.2
Middle Distillates	313.1	345.1	316.2	314.4
Residual Fuel	60.2	67.3	56.4	66.6
Petrochemicals	30.9	39.9	34.5	37.2
Lubricants	10.4	11.5	11.4	11.6
Other	86.6	82.6	82.1	80.4

Total Production	908.7	1,006.0	900.5	949.4
Less: Production Used as Fuel in Refinery Operations	41.2	44.0	40.5	43.4

Total Production Available for Sale	867.5	962.0	860.0	906.0

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

**	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in MidContinent Refining in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 4Q08 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2008	2007	2008	2007
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$9.49	$5.55	$8.90	$7.38
Market Benchmark 6-3-2-1 (Value Added) (Per Barrel)	$7.52	$6.99	$9.01	$9.43
Crude Inputs as Percent of Crude Unit Rated Capacity	88	99	87	93
Throughputs (Thousand Barrels Daily):
Crude Oil	579.6	646.8	566.7	611.2
Other Feedstocks	80.1	73.5	75.7	70.2

Total Throughputs	659.7	720.3	642.4	681.4

Products Manufactured (Thousand Barrels Daily):
Gasoline	318.1	344.8	304.0	326.4
Middle Distillates	228.7	259.7	230.9	237.8
Residual Fuel	56.1	62.4	51.8	62.2
Petrochemicals	26.6	31.7	28.5	28.9
Other	55.4	49.3	50.6	49.3

Total Production	684.9	747.9	665.8	704.6
Less: Production Used as Fuel in Refinery Operations	31.1	32.4	29.9	32.1

Total Production Available for Sale	653.8	715.5	635.9	672.5

MidContinent Refining**
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$9.60	$7.10	$8.38	$13.17
Market Benchmark 3-2-1 (Per Barrel)	$4.29	$7.71	$9.49	$16.03
Crude Inputs as Percent of Crude Unit Rated Capacity***	81	93	85	89
Throughputs (Thousand Barrels Daily):
Crude Oil	206.1	236.4	216.6	223.5
Other Feedstocks	9.2	9.5	9.1	9.8

Total Throughputs	215.3	245.9	225.7	233.3

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

**	Comprised of the Toledo and Tulsa refineries.

***	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 4Q08 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2008	2007	2008	2007
MidContinent Refining (continued)
Products Manufactured (Thousand Barrels Daily):
Gasoline	89.4	114.8	95.9	112.8
Middle Distillates	84.4	85.4	85.3	76.6
Residual Fuel	4.1	4.9	4.6	4.4
Petrochemicals	4.3	8.2	6.0	8.3
Lubricants	10.4	11.5	11.4	11.6
Other	31.2	33.3	31.5	31.1

Total Production	223.8	258.1	234.7	244.8
Less: Production Used as Fuel in Refinery Operations	10.1	11.6	10.6	11.3

Total Production Available for Sale	213.7	246.5	224.1	233.5

RETAIL MARKETING
Income (Millions of Dollars)	$103	$1	$201	$69
Retail Margin* (Per Barrel):
Gasoline	$9.61	$3.24	$6.30	$3.92
Middle Distillates	$10.86	$5.61	$7.20	$5.05
Sales (Thousand Barrels Daily):
Gasoline	284.2	294.6	287.4	301.0
Middle Distillates	38.3	38.4	37.7	40.6

	322.5	333.0	325.1	341.6

Total Retail Gasoline Outlets, End of Period	4,720	4,684	4,720	4,684
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	143	152	147	150
Convenience Stores:
Total Stores, End of Period	703	720	703	720
Merchandise Sales (M$/Store/Month)	$81	$85	$83	$85
Merchandise Margin (Company Operated) (% of Sales)	27%	28%	27%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 4Q08 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2008	2007	2008	2007
CHEMICALS
Income (Loss) (Millions of Dollars)	$(4)	$(2)	$36	$26
Margin* (Cents per Pound):
All Products**	11.2	8.9	10.7	9.8
Phenol and Related Products	11.7	7.9	9.6	8.5
Polypropylene**	10.9	10.4	12.1	11.6
Sales (Millions of Pounds):
Phenol and Related Products	477	639	2,274	2,508
Polypropylene	542	550	2,204	2,297
Other	8	19	65	80

	1,027	1,208	4,543	4,885

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS
Income (Millions of Dollars)	$29		$12	$85		$45
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,269		1,096	1,221		1,137
Affiliated Customers	1,631		1,721	1,587		1,665

	2,900		2,817	2,808		2,802

* Excludes joint-venture operations.

COKE
Income (Loss) (Millions of Dollars)	$28		$(2)	$105		$29
Coke Production (Thousands of Tons):
United States	706	*	617	2,626	*	2,469
Brazil**	381		419	1,581		1,091

*	Includes amounts attributable to an expansion site at SunCoke Energy’s Haverhill plant that doubled this facility’s cokemaking capacity to 1.1 million tons of coke per year. Limited operations from this site commenced in July 2008 with full operations expected in the second quarter of 2009.

**	Represents amounts attributable to the facility in Vitória, Brazil which commenced operations in March 2007.

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SUNOCO 4Q08 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2008		2007		2008		2007
CAPITAL PROGRAM (Millions of Dollars)
Refining and Supply	$160		$138		$652		$700
Retail Marketing	55		46		128		111
Chemicals	17		43	*	49		84	*
Logistics	242	**	35		330	**	120
Coke	105		98	***	312		221	***

	$579		$360		$1,471		$1,236

*       Includes $18 million acquisition of the minority interest in the Epsilon Products Company, LLC polypropylene operations.

**     Includes $185 million acquisition from ExxonMobil of a refined products pipeline system and related storage facilities in Texas and Louisiana.

***  Includes $39 million investment in the cokemaking operations in Vitória, Brazil.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$69		$64		$267		$240
Retail Marketing	30		28		110		108
Chemicals	17		19		67		75
Logistics	11		9		46		37
Coke	7		5		25		20

	$134		$125		$515		$480

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SUNOCO 4Q08 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
Refining and Supply	$76	$482	$171	$43	$772
Retail Marketing	7	30	31	1	69
Chemicals	9	6	13	(2)	26
Logistics	9	10	14	12	45
Coke	11	13	7	(2)	29
Corporate and Other:
Corporate expenses	(15)	(18)	(11)	(23)	(67)
Net financing expenses and other	(12)	(14)	(9)	(6)	(41)

	85	509	216	23	833
Special items	90	—	—	(32)	58

Consolidated net income (loss)	$175	$509	$216	$(9)	$891

Earnings (loss) per share of common stock (diluted):
Income before special items	$.70	$4.20	$1.81	$.20	$6.94
Special items	.74	—	—	(.28)	.49

Net income (loss)	$1.44	$4.20	$1.81	$(.08)	$7.43

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SUNOCO 4Q08 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd	3rd	4th	Total
Refining and Supply	$(123)	$32	$424	$182	$515
Retail Marketing	26	—	72	103	201
Chemicals	18	3	19	(4)	36
Logistics	15	21	20	29	85
Coke	25	23	29	28	105
Corporate and Other:
Corporate expenses	(17)	(11)	2	(20)	(46)
Net financing expenses and other	(3)	(7)	(7)	(5)	(22)

	(59)	61	559	313	874
Special Items	—	21	(10)	(109)	(98)

Consolidated net income (loss)	$(59)	$82	$549	$204	$776

Earnings (loss) per share of common stock (diluted):
Income (loss) before special items	$(.50)	$.52	$4.78	$2.68	$7.46
Special items	—	.18	(.08)	(.94)	(.83)

Net income (loss)	$(.50)	$.70	$4.70	$1.74	$6.63

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SUNOCO 4Q08 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724	$11,475	$13,136	$44,470
Interest income	5	4	7	9	25
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	151	—	—	—	151
Other income, net	14	36	15	17	82

	9,305	10,764	11,497	13,162	44,728

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865	10,078	12,040	38,971
Consumer excise taxes	641	669	673	644	2,627
Selling, general and administrative expenses	221	236	221	274	952
Depreciation, depletion and amortization	115	117	123	125	480
Payroll, property and other taxes	37	30	36	32	135
Provision for asset write-downs and other matters	—	—	—	53	53
Interest cost and debt expense	35	32	29	31	127
Interest capitalized	(9)	(5)	(5)	(7)	(26)

	9,028	9,944	11,155	13,192	43,319
Income (loss) before income tax expense (benefit)	277	820	342	(30)	1,409
Income tax expense (benefit)	102	311	126	(21)	518

Net income (loss)	$175	$509	$216	$(9)	$891

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SUNOCO 4Q08 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,796	$16,061	$16,092	$9,103	$54,052
Interest income	9	3	4	1	17
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	—	—	23	23
Other income, net	8	20	13	13	54

	12,813	16,084	16,109	9,140	54,146

COSTS AND EXPENSES
Cost of products sold and operating expenses	11,935	14,951	14,155	7,537	48,578
Consumer excise taxes	590	635	645	624	2,494
Selling, general and administrative expenses	198	222	235	283	938
Depreciation, depletion and amortization	128	124	129	134	515
Payroll, property and other taxes	42	34	39	33	148
Provision for asset write-downs and other matters	—	(18)	17	229	228
Interest cost and debt expense	28	28	27	28	111
Interest capitalized	(9)	(8)	(9)	(13)	(39)

	12,912	15,968	15,238	8,855	52,973
Income (loss) before income tax expense (benefit)	(99)	116	871	285	1,173
Income tax expense (benefit)	(40)	34	322	81	397

Net income (loss)	$(59)	$82	$549	$204	$776

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SUNOCO 4Q08 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At December 31 2008	At December 31 2007
ASSETS
Current Assets
Cash and cash equivalents	$240	$648
Accounts and notes receivable, net	1,636	2,710
Inventories	821	1,150
Deferred income taxes	138	130

Total Current Assets	2,835	4,638
Investments and long-term receivables	173	175
Properties, plants and equipment, net	7,799	7,039
Deferred charges and other assets	343	574

Total Assets	$11,150	$12,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,140	$5,443
Short-term borrowings	310	—
Current portion of long-term debt	148	4
Taxes payable	339	193

Total Current Liabilities	3,937	5,640
Long-term debt	1,705	1,724
Retirement benefit liabilities	836	525
Deferred income taxes	859	1,027
Other deferred credits and liabilities	533	538
Minority interests	438	439
Shareholders’ equity	2,842	2,533

Total Liabilities and Shareholders’ Equity	$11,150	$12,426

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SUNOCO 4Q08 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Twelve Months Ended December 31
	2008	2007
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$776	$891
Adjustments to reconcile net income to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	(23)	(151)
Provision for asset write-downs and other matters	228	53
Depreciation, depletion and amortization	515	480
Deferred income tax expense	15	186
Minority interest share of Sunoco Logistics Partners L.P. income	94	56
Payments in excess of expense for retirement plans	(31)	(32)
Changes in working capital pertaining to operating activities	(756)	874
Other	18	10

Net cash provided by operating activities	836	2,367

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,286)	(1,179)
Acquisitions	(185)	—
Investment in Brazilian cokemaking operations	—	(39)
Proceeds from divestments	21	69
Other	49	(44)

Net cash used in investing activities	(1,401)	(1,193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	207	(275)
Net proceeds from issuance of long-term debt	343	280
Repayments of long-term debt	(115)	(264)
Purchase of minority interests	—	(18)
Cash distributions to investors in cokemaking operations	(31)	(36)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(61)	(55)
Cash dividend payments	(138)	(129)
Purchases of common stock for treasury	(49)	(300)
Other	1	8

Net cash provided by (used in) financing activities	157	(789)

Net increase (decrease) in cash and cash equivalents	(408)	385
Cash and cash equivalents at beginning of period	648	263

Cash and cash equivalents at end of period	$240	$648

-END OF SUNOCO 4Q08 EARNINGS REPORT-